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                                                                   EXHIBIT 10.09


                             MARTIN OIL CORPORATION
                       FIRST AMENDMENT TO CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement dated as of March 25, 1998 (said Credit Agreement being referred to herein as the "Credit Agreement") currently in effect by and between, Martin Oil Corporation, a Delaware corporation (the "Company"), and you (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Company hereby applies to the Bank to extend the Termination Date, decrease the Revolving Credit and make certain other amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

1.       AMENDMENT.

         Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, effective as of the date set forth in such Section, the Credit Agreement shall be and hereby is amended as follows:

      1.01. Revolving Credit. Section 1.1 of the Credit Agreement is hereby amended by deleting the amount of "$20,000,000" appearing in the eighth line thereof and inserting the amount of "$15,000,000" in its stead.

      1.02. Unused Line Fee. Section 3.2 of the Credit Agreement is hereby amended and as so amended is restated in its entirety to read as follows:

                           "Section 3.2. Unused Line Fee. For the period from
                  and including the date hereof to but not including the Termination Date, the Company shall pay to the Bank a fee at the rate of one quarter of one percent (1/4 of 1%) per annum on the average daily unused portion of the Revolving Credit Commitment as follows: (i) if and so long as the outstanding principal amount of the Revolving Credit Loans is less than $10,000,000, such fee during such period shall be payable on the average daily unused portion of the first $10,000,000 of the Revolving Credit Commitment, and (ii) at all other times, such fee during such period shall be payable on the average daily unused portion of the entire Revolving Credit Commitment. Such fee shall be payable monthly in arrears on the


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                  last day of each calendar month (commencing April 30, 1999)
                  and on the Termination Date."

      1.03. Term. Section 3.7 of the Credit Agreement is hereby amended by deleting the dates "March 24, 1999" and "May 1, 2000" appearing in the first and second sentences, respectively, thereof and inserting the dates "March 24, 2001" and "May 1, 2002", respectively, in their stead.

      1.04. Restated Definitions. The following definitions appearing in Section
5.1 of the Credit Agreement are hereby amended and as so amended shall be restated in their entirety to read as follows:

                  "Termination Date" means March 24, 2001, or such later date to which the Revolving Credit Commitment is automatically extended pursuant to Section 3.7 hereof, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.7, 9.2 or 9.3 hereof.

                  "Present Excise Tax Reserve" means a continuing reserve in the amount of $6,000,000.

      1.05. Amended Definition. The definition of "Borrowing Base" appearing in
Section 5.1 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

                  "Notwithstanding anything contained herein to the contrary, not more than $9,500,000 of the Borrowing Base shall be attributable to the Eligible Kaneb MLP Units."

      1.06. New Definition. Section 5.1 of the Credit Agreement is hereby amended by adding the following new definition at the end thereof:

                  "Year 2000 Problem" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

      1.07. New Representation. Section 6 of the Credit Agreement shall be amended by adding the following new Section 6.20 at the end thereof:

                           "Section 6.20. The Company is conducting a
                  comprehensive review and assessment of the computer applications of the Company and its Subsidiaries and is making


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                  inquiry of their material suppliers, service vendors
                  (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Company believes that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of the Company (or of the Company and its Subsidiaries taken on a consolidated basis)."

      1.08. Borrowing Base Certificate. Section 8.5(a) of the Credit Agreement is hereby amended and as so amended is restated in its entirety to read as follows:

                           "(a) as soon as available, and in any event no later
                  than the last Business Day of each calendar week, a Borrowing Base certificate in the form attached hereto as Exhibit B showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of the immediately preceding week, together with such other information as is therein required, prepared by the Company and certified to by the President or chief financial officer of the Company (provided however, if and so long as excess availability under the Revolving Credit has been greater than or equal to $4,000,000 at all times since the beginning of the then most recently completed calendar week, then the Company need not furnish a Borrowing Base Certificate for such week's close, but shall instead furnish the Bank as soon as available, and in any event no later than fifteen (15) days after the last day of the month in which such week was completed, a Borrowing Base Certificate showing the computation of the Borrowing Base as of the close of business on the last day of such month);"

      1.09. New Covenant. Section 8 of the Credit Agreement shall be amended by adding the following new Section 8.24 at the end thereof:

                           "Section 8.24. Year 2000 Assessment. The Company
                  shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Subsidiaries) are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a material adverse effect on the business or financial affairs of the Company (or of the Company and its Subsidiaries taken on a consolidated basis). At the request of the Banks, the Company will provide the Banks with written assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the


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                  ordinary course of business) reasonably acceptable to the
                  Banks as to the capability of the Company and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material adverse effect on the business or financial affairs of the Company (or of the Company and its Subsidiaries taken on a consolidated basis)."

2.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

      2.01. The Company and the Bank shall have executed and delivered this Amendment.

      2.02. The Bank shall have received copies of resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Amendment to which it is a party and the consummation of the transactions contemplated hereby and thereby, all certified in each instance by its Secretary or Assistance Secretary.

      2.03. No Default or Event of Default shall have occurred and be continuing as of the date this Amendment would otherwise take effect.

      2.04. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

         Upon the satisfaction of the above conditions precedent, Sections 1.03 and 1.04 of this Amendment shall be effective as of March 24, 1999 and the remainder of the amendments made by Section 1 of this Amendment shall be effective as of April 1, 1999.

3.       REPRESENTATIONS.

         In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that for purposes of this paragraph, (i) the representations contained in Section 6.3 shall be deemed to include this Amendment as and when it refers to Loan Documents and (ii) the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.       MISCELLANEOUS.

      4.01. The Company acknowledges and agrees that all of the Collateral Documents to which it is a party remain in full force and effect for the benefit and security of, among other


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things, the Revolving Credit as modified hereby. The Company further acknowledges and agrees that all references in such Collateral Documents to the Revolving Credit shall be deemed a reference to the Revolving Credit as so modified. The Company further agrees to execute and deliver any and all instruments or documents as may be required by the Bank to confirm any of the foregoing.

       4.02. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Revolving Credit Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

       4.03. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.


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         Dated as of March 18, 1999 but effective as set forth in Section 2 above.


                                       MARTIN OIL CORPORATION

                                       By
                                         Its
                                            ------------------------------------

         Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

                                       HARRIS TRUST AND SAVINGS BANK

                                       By
                                         Its Vice President


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